Exhibit 10.50

EXECUTION VERSION

AMENDED AND RESTATED

TICKETPOP SERVICES AGREEMENT

This Amended and Restated TicketPop Services Agreement (this “Agreement”) is entered into as of the 30th day of September, 2010, by and between EVERTEC, INC., a corporation duly organized and existing under the laws of the Commonwealth of Puerto Rico (“EVERTEC”), and BANCO POPULAR DE PUERTO RICO, a bank chartered under the laws of the Commonwealth of Puerto Rico (“BPPR”).

WITNESSETH:

WHEREAS, Popular, Inc., AP Carib Holdings, Ltd., Carib Acquisition, Inc. (“Carib Acquisitions”) and EVERTEC entered in that certain Agreement and Plan of Merger, dated June 30, 2010, as amended (the “Merger Agreement”), pursuant to which Carib Acquisitions will merge with and into EVERTEC (the “Merger”);

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, BPPR and EVERTEC entered into the TicketPop Services Agreement (the “Original Agreement”), pursuant to which EVERTEC receives from BPPR the support services described thereunder in order for EVERTEC to service the TP Customers (as hereinafter defined) on the terms and conditions described in this Agreement; and

WHEREAS, it is a condition to the Closing (as that term is defined in the Merger Agreement) of the Merger that the parties hereto enter into this Agreement in order to amend and restate the Original Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, BPPR and EVERTEC agree as follows:

1.	Amendment and Restatement. This Agreement amends and restates the Original Agreement and upon the effectiveness of this Agreement the Original Agreement shall no longer be in effect.

2.	TicketPop Support Services.

(a)	TicketPop Support Services. During the term of this Agreement, BPPR shall provide EVERTEC the following services (collectively the “TicketPop Support Services”):

(i)	customers (the “TP Customers”) who purchase event tickets through the TicketPop internet-based ticket sales and processing system (the “TP System”) may obtain printed tickets and make payment for such tickets from the BPPR tellers and/or dispensing machines to be located at those branches of BPPR set forth in Exhibit A hereto (the “Designated Branches”), using the computer software and hardware to be provided by EVERTEC (the “TicketPop System”); and

(ii)	BPPR shall maintain and make available its “Telebanco” call and phone assistance center (“Telebanco”) to receive and attend to TP Customers’ telephone calls related to the services provided by TicketPop.

Notwithstanding anything to the contrary in this Agreement, as provided for in Section 4(a) hereof, at any time during the term of this Agreement, EVERTEC shall have the right to terminate the provision of the Ticketpop Support Services in any Designated Branch or through Telebanco by providing BPPR with at least thirty (30) days prior notice.

(b)	Access to TicketPop System. During the term of this Agreement, EVERTEC shall, at its own cost, provide BPPR with access to the TicketPop System in order for BPPR to provide the TicketPop Support Services, including:

(i)	delivery and installation at the BPPR Designated Branches of the ticket printers and computers (laptops and/or desktops) required to access the TicketPop System, and all other hardware necessary for BPPR to provide the TicketPop Support Services; provided, that such hardware will remain at all times the sole and exclusive property of EVERTEC and shall be removed by EVERTEC upon the termination of this Agreement or the termination of the Ticketpop Support Services in a Designated Branch, as the case may be.

(ii)	any software programs and applications, and all upgrades, new releases, new versions and modifications to each thereof, required or necessary for BPPR to use the TicketPop System and provide the TicketPop Support Services; provided, that such software will remain at all times the sole and exclusive property of EVERTEC and shall be removed by EVERTEC upon the termination of this Agreement or the termination of the Ticketpop Support Services in a Designated Branch, as the case may be.

(c)	Training of BPPR Staff. EVERTEC shall, at its cost, train a mutually agreed upon number of employees of BPPR to (i) operate the TicketPop System and (ii) provide the TicketPop Support Services. EVERTEC further agrees to provide additional training to BPPR’s staff to the extent such additional training is necessary due to changes in, or modifications to the TicketPop System.

(d)	Maintenance and Repairs. EVERTEC agrees to provide, at its own cost, ordinary and routine maintenance and repair to the TicketPop System; provided that the need for such maintenance and repair is not attributable to the negligence of BPPR, in which case, BPPR shall be responsible, at its cost, for such maintenance and repairs. BPPR shall promptly notify EVERTEC of any malfunction, breakdown or disrepair of the TicketPop System.

(e)	Ticket Stock. EVERTEC agrees to provide blank ticket stock to BPPR at EVERTEC’s expense. BPPR shall be responsible for maintaining ticket stock control and tracking policies, which policies shall be established in coordination with EVERTEC. BPPR shall be responsible for the cost to EVERTEC of the replacement of any ticket stock destroyed, lost or stolen as a result of the negligence of BPPR.

(f)	Advertising.

(i)	EVERTEC shall have the exclusive right to advertise in blank ticket stock and ticket envelopes. EVERTEC may, at its discretion, permit BPPR to advertise any of its services and products on ticket envelopes. EVERTEC shall allow and provide space and facilities for BPPR to advertise its products and services in a manner that is consistent with the practices of the parties hereto prior to the date hereof or in any other manner that may be agreed to by the parties hereto. BPPR shall submit to EVERTEC any such advertisements for approval before publication, which approval shall not be unreasonably delayed, withheld or denied so long as the content, format, location and other specifications (collectively, the “Specifications”) of such advertisement are consistent with the Specifications of BPPR’s advertisements in EVERTEC’s space and facilities prior to the date hereof or as may be mutually agreed by the parties hereto. EVERTEC shall submit to BPPR any of EVERTEC’s advertisements which will appear in BPPR space and facilities in conjunction with BPPR’s advertisements to BPPR for approval before publication, which approval shall not be unreasonably delayed, withheld or denied so long as such advertisement are consistent with the Specifications of EVERTEC’s advertisements in BPPR’s space and facilities prior to the date hereof or as may be mutually agreed by the parties hereto.

(ii)	EVERTEC may, during the term of this Agreement, place advertisements in any form of media which EVERTEC shall desire to promote the availability of tickets; provided, however, that EVERTEC shall not use the corporate name or logo of BPPR without the prior approval of BPPR, which approval shall not be unreasonably delayed, withheld or denied so long as the use of BPPR’s corporate name or logo is used in a manner that is consistent with EVERTEC’s practices prior to the date hereof or as may be mutually agreed by the parties hereto. Notwithstanding the foregoing, EVERTEC shall have the right to freely use the telephone number, name and address of each Designated Branch and the telephone number of Telebanco.

3.	Term. This Agreement shall commence on the date hereof and shall continue for a period of five (5) years (the “Initial Term”), unless sooner terminated in accordance with the terms of this Agreement. Following the Initial Term, this Agreement will renew automatically for additional periods of one (1) year each (each a “Renewal Period”) unless either party gives notice to the other party of its intention not to renew at least 30 days prior to the then applicable Renewal Period.

4.	Termination.

(a)	At any time during the term of this Agreement, EVERTEC shall have the right to terminate this Agreement by providing BPPR with at least thirty (30) days’ prior written notice.

(b)	At any time during the term of this Agreement, BPPR shall have the right to terminate this Agreement by providing EVERTEC with at least thirty (30) days’ prior written notice, if EVERTEC: (i) commits a material breach of this Agreement, which breach is not cured within thirty (30) days following receipt of notice specifying the nature and extent of such breach; provided, however, that if such breach is not reasonably susceptible of cure within such thirty (30) day period, such period will be extended and EVERTEC will not be in breach hereunder so long as it commences such cure within such thirty (30) day period and diligently pursues such cure and such failure is cured within ninety (90) days following the receipt of such notice; and/or (ii) fails to pay an invoice providing for material amounts in the aggregate that are undisputed for a period exceeding sixty (60) days after the corresponding invoice has been delivered by BPPR.

(c)	In the event of termination of (i) the Ticketpop Support Services in any Designated Branch and/or through Telebanco or (ii) this Agreement as provided for in Sections 4(a) or 4(b), BPPR agrees to provide reasonable assistance to EVERTEC to remove the TicketPop System and other hardware from the BPPR Designated Branches and to transition the TicketPop Support Services to EVERTEC or another organization designated by EVERTEC.

5.	Compensation; Disputed Charges.

(a)	EVERTEC shall pay BPPR for the TicketPop Services on a monthly basis the amounts set forth in Exhibit B hereto; provided, that, the compensation due by EVERTEC (as set forth in Exhibit B) will be increased each year by a rate equal to the lesser of (i) 5% or (ii) the All Items Consumer Price Index All Urban Consumers, U.S. City Average (1982-84 – 100) as published by the U.S. Department of Labor, Bureau of Labor Statistics. BPPR will send an invoice to EVERTEC, on or before the fifteenth (15th) day of each month, reflecting the fees for the preceding month. EVERTEC will pay to BPPR all undisputed amounts due under this Agreement within thirty (30) days from the date of receipt of the invoice.

(b)	EVERTEC may withhold payment in any given month if it in good faith disputes or for which it may require additional information from BPPR to verify the amounts being charged; provided, that EVERTEC delivers to BPPR a written statement on or before the date in which such payment is due, describing in reasonable detail (i) the specific charge or charges being disputed and the basis of the dispute, (ii) if applicable, the supporting documentation that is reasonably required for verification of the charge or charges, and (iii) the amount being withheld.

(c)	BPPR will maintain supporting documentation for the amounts billable to, and payments made by, EVERTEC hereunder in accordance with its practices prior to the date hereof and applicable record retention requirements. BPPR agrees to provide EVERTEC with such supporting documentation as may be reasonably requested by EVERTEC and with the level of detail required by EVERTEC from time to time.

6.	Notices. All notices, requests, demands, consents and other communications given or required to be given under this Agreement shall be in writing and delivered to the applicable Party at its main office in Puerto Rico.

7.	Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party, or in the case of a waiver, by the party or parties against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

8.	Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provisions and (ii) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

9.	Governing Law and Venue. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Puerto Rico without regard to principles of conflicts of law thereof that would require application of a different law. Each party agrees that it shall bring any action or legal proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated by this Agreement, exclusively in the United States District Court for the District of Puerto Rico or any Commonwealth of Puerto Rico court, in each case, sitting in San Juan, Puerto Rico (the “Chosen Courts”), and solely in connection with claims arising under this Agreement or the transactions contemplated by this Agreement (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or legal proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or legal proceeding shall be effective if notice is given in accordance with Section 6. Each party irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement.

10.	Headings. The headings contained in this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect in any way the meaning or interpretation of any provision of this Agreement.

11.	Assignment.

(a)	Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and permitted assigns. Other than a Permitted Assignment pursuant to this Section 11, this Agreement may not be assigned by either party without the prior written consent of the other party; provided, that either party may assign its rights, duties and obligations under this Agreement to its financing sources solely in connection with the granting of a security interest and the enforcement of all rights and remedies that the assigning party has against the other party under this Agreement, subject to the claims, defenses and rights, including rights of set off, that such other party may have against the assigning party.

(b)	Assignment to Subsidiaries. EVERTEC may assign any of its rights, duties or obligations to a direct or indirect wholly owned Subsidiary of EVERTEC (an “Assignee Sub”) if (i) such Assignee Sub is identified by EVERTEC to BPPR at least 20 Business Days prior to the consummation of the proposed assignment; (ii) (A) such proposed assignment is legally required in order for EVERTEC to perform for BPPR or its Subsidiaries, in the country, state, territory or other jurisdiction (“Jurisdiction”) in which the Assignee Sub is organized, the specific obligations required to be performed pursuant to the assignment of this Agreement, and only (x) to the extent of such legal requirement and (y) if EVERTEC provides a written opinion of qualified counsel that opines that such legal requirement is applicable and is based upon reasonable assumptions with respect to such legal requirement or (B) BPPR has provided its prior written consent, such consent not to be unreasonably delayed, withheld or conditioned; (iii) such Assignee Sub will be Solvent immediately after and giving effect to such proposed assignment and BPPR is reasonably satisfied with the terms and conditions of the proposed assignment; (iv) BPPR is a third-party beneficiary to the assignment agreement, which is in form and substance that is reasonably satisfactory to BPPR, and which provides that the Assignee Sub’s rights under the assignment agreement will be terminated if the Assignee Sub ceases to be a wholly owned Subsidiary, directly or indirectly, of EVERTEC; and (v) EVERTEC remains fully liable with respect to the performance of all its obligations under this Agreement and EVERTEC guarantees the performance of all of the obligations of EVERTEC to BPPR assumed by Assignee Sub under this Agreement, which guarantee provides that, for the avoidance of doubt, after any termination of the proposed assignment, EVERTEC shall continue to be obligated with respect to any obligation undertaken by Assignee Sub prior to such termination.

(c)

Assignment to Third Parties. EVERTEC may assign all of its rights, duties and obligations (or those rights duties and obligations arising after the effectiveness of the assignment) in a transaction with a third-party assignee (an “Asset Acquirer”) if (i) such Asset Acquirer is identified by EVERTEC to BPPR at least 30 Business Days prior to the consummation of the proposed assignment; (ii) such Asset Acquirer (A) acquires at least 90% of the consolidated gross assets (excluding cash) of EVERTEC and its Subsidiaries and (B) assumes at least 90% of the consolidated gross liabilities (excluding Indebtedness) of EVERTEC and its Subsidiaries (including the assignment and assumption of all commercial agreements between EVERTEC or any of its Subsidiaries, on the one hand, and Popular, BPPR or any of their respective Subsidiaries, on the other hand) through one legal entity; (iii) neither the Asset Acquirer nor any of its Affiliates is engaged, directly or indirectly, in the banking, securities, insurance or lending business, from which they derive aggregate annual revenues from the Commonwealth of Puerto Rico in excess of $50 million unless none of them has a physical presence in the Commonwealth of Puerto Rico that is used to conduct any such business; (iv) the Asset Acquirer will be Solvent immediately after and giving effect to such proposed assignment; and (v) EVERTEC reasonably believes that the Asset Acquirer, after completion of the proposed purchase and assumption transaction, will be capable of performing all of the obligations and duties of EVERTEC under this Agreement.

(d)	Cooperation. EVERTEC shall use its reasonable best efforts to cooperate with BPPR in evaluating whether any proposed assignment pursuant to this Section 11 would be in compliance with the requirements of the provisions contained in this Section 11, including the ability of Assignee Sub or Asset Acquirer, as applicable, to comply with the terms of this Agreement, including, in each case, by providing any non-confidential information regarding the purposes and plans in connection with such proposed assignment other than information that would create any potential liability under applicable laws violate any confidentiality obligation, or that reasonably would be expected to result in the waiver of any attorney-client privilege.

(e)	Notice of Objection. BPPR shall notify EVERTEC in writing within 15 Business Days following receipt of EVERTEC’s notice of the proposed assignment of any objection to any proposed assignment to an Asset Acquirer under Section 11(c) unless EVERTEC has failed to satisfy its obligations pursuant to Section 11(d) and BPPR asserts such failure prior to the expiration of the 15 Business Day objection period, in which case such 15 Business Day period shall be tolled until EVERTEC satisfies its obligations pursuant to Section 11(d). If BPPR fails to timely object to such proposed assignment (taking into account any tolling of the 15 Business Day objection period), it shall be deemed to have consented to such proposed assignment.

(f)	Implied Consent. Notwithstanding anything contained herein, if Popular, BPPR or any of their respective Controlled Affiliates votes in favor of a transaction resulting in a proposed assignment and was not compelled to do so as part of a Dragged Asset Sale or other requirement of the Stockholder Agreement or any other Group Agreement with respect to securities issued by Holdco or EVERTEC or any successor or other entity that acquired all or substantially all the assets of Holdco or EVERTEC or any of their respective successors then it shall be deemed to have consented to the assignment.

(g)	Invalidity of Impermissible Assignments. Any attempted or purported assignment in violation of this Section 11 hereof shall be null and void and the assignee’s rights assigned pursuant to any assignment made in compliance with this Section 11 will terminate in the event and to the extent of the termination of this Agreement.

12.	EVERTEC Change of Control.

(a)	EVERTEC Change of Control. BPPR shall have the right, subject to Section 12(c), to terminate this Agreement up to 30 days following the later of (i) the occurrence of an EVERTEC Change of Control or (ii) the date on which EVERTEC provides BPPR written notice that an EVERTEC Change of Control has occurred or is likely to occur (provided that if EVERTEC has not satisfied its obligations pursuant to Section 12(b) and that BPPR asserts such failure prior to the expiration of the 30 day period then such 30-day period shall be tolled until EVERTEC satisfies its obligations under Section 12(b)) and provided further that if an EVERTEC Change of Control occurs, and EVERTEC fails to provide BPPR written notice thereof within 30 days thereof, then BPPR shall have an unqualified right to terminate this Agreement), unless (w) the Person or Group of Persons proposing to engage in such proposed EVERTEC Change of Control transaction (the “Control Acquirer”) is identified to BPPR by EVERTEC at least 30 Business Days prior to such proposed EVERTEC Change of Control; (x) neither the Control Acquirer nor any of its Affiliates is engaged, directly or indirectly, in the banking, securities, insurance or lending business, from which they derive aggregate annual revenues from the Commonwealth of Puerto Rico in excess of $50 million unless none of them has a physical presence in the Commonwealth of Puerto Rico that is used to conduct any such business; (y) EVERTEC (or its successor, as applicable) will be Solvent immediately after and giving effect to such proposed EVERTEC Change of Control; and (z) EVERTEC (or its successor, as applicable), after the proposed EVERTEC Change of Control, will be capable of performing all of the obligations and duties of EVERTEC required under this Agreement; provided further that if Popular, BPPR or any of their respective Controlled Affiliates votes in favor of the transaction resulting in the EVERTEC Change of Control or Transfers (other than a Transfer in the context of a merger, business combination, reorganization, recapitalization or similar transaction) any equity securities in connection with the transaction resulting in the EVERTEC Change of Control and, in either case, was not compelled to do so as part of a Drag-Along Transaction, a Dragged Asset Sale or other requirement of the Stockholder Agreement or any other Group Agreement with respect to Holdco, EVERTEC or any successor or other entity holding all or substantially all the assets of EVERTEC, and its Subsidiaries then such termination right shall not apply.

(b)	Cooperation. EVERTEC shall use its reasonable best efforts to cooperate with BPPR in evaluating whether any proposed EVERTEC Change of Control would be in compliance with the requirements of this Section 12, including the ability of Assignee Sub or Asset Acquirer, as applicable, to comply with the terms of this Agreement, including, in each case, by providing any non-confidential information regarding the purposes and plans in connection with such proposed EVERTEC Change of Control other than information that would create any potential liability under applicable laws, violate any confidentiality obligation, or that reasonably would be expected to result in the waiver of any attorney-client privilege.

(c)

Notice of Objection. If EVERTEC provides at least 30 days’ written notice to BPPR prior to an EVERTEC Change of Control, BPPR shall notify EVERTEC in writing within 15 Business Days following receipt of EVERTEC’s notice of the proposed EVERTEC Change of Control of any objection to any proposed EVERTEC Change of Control on the basis that it does not satisfy the criteria set forth in clauses (w) through (z) of Section 12(a) (unless EVERTEC has failed to satisfy its obligations pursuant to Section 12(b) and BPPR asserts such failure prior to the expiration of the 15 Business

Day objection period, in which case such 15 Business Day objection period shall be tolled until EVERTEC satisfies its obligations pursuant to Section 12(b)). If BPPR fails to timely object to such proposed assignment (taking into account any tolling of the 15 Business Day objection period), it shall be deemed to have consented to such proposed EVERTEC Change of Control and waived its right of termination under Section 12(a).

13.	Benefit of Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon anyone other than the parties any rights or remedies under or by reason of this Agreement.

14.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Confirmation of execution by portable document format (PDF), telex or by telecopy or telefax of a facsimile signature page shall be binding upon any party so confirming.

15.	Entire Agreement. This Agreement contains the entire understanding among the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

16.	Definitions. Capitalized Terms used in this Agreement but not defined herein have the meanings ascribed to them below:

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, through one or more intermediaries, Controlling, Controlled by, or under common Control with, such Person. Notwithstanding the foregoing, (i) with respect to Apollo, the term “Affiliate” shall (x) include any investment fund with respect to which Apollo Global Management LLC or its Controlled Affiliates (including its and their respective successors) are the sole or, if not sole, primary investment managers and, subject to clause (y) below, each of their Subsidiaries and (y) not include portfolio companies of Apollo Global Management LLC or its Controlled Affiliates and, (ii) with respect to Popular (to the extent that at the time of determination it is engaged in a private equity or similar business), the term “Affiliate” shall not include portfolio companies of Popular or its Controlled Affiliates.

“Apollo” means AP Carib Holdings, Ltd., an exempted company organized under the laws of the Cayman Islands.

“Asset Acquirer” has the meaning set forth in Section 11(c).

“Assignee Sub” has the meaning set forth in Section 11(b).

“beneficially owned”, “beneficial ownership” and similar phrases have the same meanings as such terms have under Rule 13d-3 (or any successor rule then in effect) under the Exchange Act, except that in calculating the beneficial ownership of any Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire, whether such right is currently exercisable or is exercisable upon the occurrence of a subsequent event. Notwithstanding the foregoing, no Person (the “Initial Person”) shall be deemed to beneficially own any securities beneficially owned by another Person who is not an Affiliate of such Initial Person (the “Other Person”) (disregarding solely for the purposes of determining securities beneficially owned by such Other Person, (i) application of this sentence to any securities that have been Transferred (other than in the form of a pledge, hypothecation or similar grant of a security interest only and which shall not involve the grant of a proxy or other right with respect to the voting of such securities) to such Other Person in compliance with the Stockholder Agreement or other applicable Group Agreement and (ii) any Group Securities with respect to such Other Person), including without limitation, another Holder that is not an Affiliate of such Initial Person.

“BPPR” has the meaning set forth in the Recitals.

“Business Day” means each day from Monday through Friday, except for Legal Holidays.

“Change of Control” means, with respect to a Person, the acquisition, by a non-Affiliate of such Person, of (i) more than fifty percent (50%) of the voting power of such Person or (ii) the legal power to designate a majority of the board of directors (or other persons performing similar functions) of such Person.

“Common Shares” means the common stock of EVERTEC, par value $1.00 per share (or the common stock of any successor or other entity holding all or substantially all the assets of EVERTEC and its Subsidiaries).

“Control,” and its correlative meanings, “Controlling,” and “Controlled,” means the possession, direct or indirect, or the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Control Acquirer” has the meaning set forth in Section 12(a).

“Drag-Along Transaction” has the meaning set forth in Section 4(d)(i) of the Stockholder Agreement.

“Dragged Asset Sale” has the meaning set forth in Section 4(d)(vii) of the Stockholder Agreement.

“Encumbrances” means any direct or indirect encumbrances, lien, pledge, security interest, claim, charges, option, right of first refusal or offer, mortgage, deed of trust, easement, or any other restriction or third party right, including restrictions on the right to vote equity interests.

“EVERTEC Change of Control” means, with respect to EVERTEC, any:

(i) merger, consolidation or other business combination of EVERTEC (or any Subsidiary or Subsidiaries that alone or together represent all or substantially all of EVERTEC’s consolidated business at that time) or any successor or other entity holding all or substantially all the assets of EVERTEC and its Subsidiaries that results in the stockholders of EVERTEC (or such Subsidiary or Subsidiaries) or any successor or other entity holding all or substantially all the assets of EVERTEC and its Subsidiaries or the surviving entity thereof, as applicable, immediately before the consummation of such transaction or a series of related transactions, holding, directly or indirectly, less than 50% of the voting power of EVERTEC (or such Subsidiary or Subsidiaries) or any such successor, other entity or surviving entity, as applicable, immediately following the consummation of such transaction or series of related transactions; provided that this clause (i) shall not be deemed applicable to any merger, consolidation or other business combination, if, as a result of any such merger, consolidation or other business combination, no Person or Group of Persons that had not had “control” of EVERTEC immediately prior to such transaction, as such term is defined under the Bank Holding Company Act of 1956, shall have obtained such “control”;

(ii) Transfer (other than in the form of a pledge, hypothecation or similar grant of a security interest only and which shall not involve the grant of a proxy or other right with respect to the voting of such equity), in one or a series of related transactions, of equity representing 50% or more of the voting power of EVERTEC (or any Subsidiary or Subsidiaries that alone or together represent all or substantially all of EVERTEC’s consolidated business at that time) or any successor or other entity holding all or substantially all the assets of EVERTEC and its Subsidiaries to a Person or Group of Persons (other than an Transfer of such equity to Apollo Global Management LLC, Popular, any Permitted Ultimate Parent, or their respective Controlled Affiliates);

(iii) transaction in which a majority of the board of directors or equivalent governing body of EVERTEC (or any successor or other entity holding all or substantially all the assets of EVERTEC and its Subsidiaries) immediately following or as a proximate cause of such transaction is comprised of persons who were not members of the board of directors or equivalent governing body of EVERTEC (or such successor or other entity) immediately prior to such transaction (or are not nominated by Apollo Global Management LLC, Popular, any Permitted Ultimate Parent or their respective Controlled Affiliates) except, (x) resulting from the compliance, at the time of an initial public offering of either Holdco or EVERTEC (or any successor or other entity holding all or substantially all the assets of EVERTEC and its Subsidiaries), with the listing requirements, listed company manual or similar rules or regulations of the securities exchange on which Holdco’s or EVERTEC’s (or such successor’s or other entity’s), as the case may be, equity securities will be listed pursuant to such initial public offering, (y) if a majority of such board of directors is not “independent” under the rules of the applicable securities exchange on the date following such initial public offering upon which Holdco or EVERTEC (or any successor or other entity holding all or substantially all the assets of EVERTEC and its Subsidiaries), as the case may be, first ceases to be a “controlled company” (or similar status) under the rules and regulations of such exchange, resulting from compliance with the rules and regulations of such exchange that first apply upon Holdco or EVERTEC (or such successor’s or other entity’s), as the case may be, ceasing to be a “controlled company” (or similar status), or (z) the loss of directors of EVERTEC pursuant to Section 2 of the Stockholder Agreement (as in effect on the date hereof or as may be amended with the approval of Popular and BPPR) that does not result in another Person or Group of Persons having the right or ability to appoint a majority of the board of directors or equivalent governing body of Holdco or EVERTEC (or any successor or other entity holding all or substantially all the assets of EVERTEC and its Subsidiaries) as a result of such transaction; provided that, for the avoidance of doubt, this clause (z) shall only apply to the resignation and initial replacement of such directors and not to any subsequent replacement of such directors (whether in connection with another transaction or otherwise); or

(iv) sale or other disposition in one or a series of related transactions of all or substantially all of the assets of EVERTEC and its Subsidiaries (or any successor or other entity holding all or substantially all the assets of EVERTEC and its Subsidiaries) to a Person who is not an Affiliate of EVERTEC at such time.

“Exchange Act” means the Securities Exchange Act of 1934.

“Group Agreement” means any agreement governing the acquisition, holding, voting or disposition of securities of a Person; provided, that, so long as Apollo or a subsequent Permitted Controlling Holder is an Affiliate of such Person, such Person is a party to such agreement.

“Group of Persons” means a group of Persons that would constitute a “group” as determined pursuant to Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

“Group Securities” means any securities beneficially owned by a Person solely as a result of the Stockholder Agreement or any other Group Agreement and, for the avoidance of doubt, which securities have not been Transferred to such Person or any of its Controlled Affiliates.

“Holdco” means Carib Holdings, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico.

“Holdco Common Shares” means the common stock of Holdco, par value $0.01 per share.

“Holders” means the holders of Holdco Common Shares who are parties to the Stockholder Agreement as set forth in Schedule I thereto, as the same may be amended or supplemented from time to time.

“Indebtedness” means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, and (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar debt instruments.

“Initial Person” has the meaning set forth in the definition of “beneficially owned.”

“Jurisdiction” has the meaning set forth in Section 11(b).

“Legal Holiday” means Saturday, Sunday or any legal holiday in the Commonwealth of Puerto Rico that is observed by EVERTEC.

“Non-Controlled Public Entity” means a Person which has equity securities listed on national stock exchange and which Person’s Affiliates do not beneficially own securities representing the majority of the voting power to elect the members of the board of directors or other governing body of such Person.

“Other Person” has the meaning set forth in the definition of “beneficially owned.”

“Permitted Assignment” means a Permitted Subsidiary Assignment or a Permitted Third-Party Assignment.

“Permitted Ultimate Parent” means with respect to a Permitted Controlling Holder, its Ultimate Parent Entity.

“Permitted Controlling Holder” means a Person that (i) beneficially owns equity securities representing a majority of the voting power to elect the directors of EVERTEC or (ii) any successor or any other entity holding all or substantially all of the assets of EVERTEC and its Subsidiaries in a transaction or series of transactions, in each case, without contravening Section 11 or without BPPR validly exercising its termination right pursuant to Section 12 provided that such Person shall be a “Permitted Controlling Holder” only with respect to the applicable entity that issues such securities.

“Permitted Subsidiary Assignment” means an assignment by EVERTEC of any of its rights, duties or obligations under this Agreement to an Assignee Sub in compliance with the provisions of Section 11.

“Permitted Third-Party Assignment” means an assignment by EVERTEC of all its rights, duties and obligations under this Agreement to an Asset Acquirer in compliance with the provisions of Section 11.

“Person” means any individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, governmental authority or other entity of any kind, and will include any assignee and/or successor (by merger or otherwise) of such entity in connection therewith.

“Popular” means Popular, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico.

“Solvent” with regard to any Person, means that (i) the sum of the assets of such Person, both at a fair valuation and at a present fair salable value, exceeds its liabilities, including contingent, subordinated, unmatured, unliquidated, and disputed liabilities; (ii) such Person has sufficient capital with which to conduct its business; and (iii) such Person has not incurred debts beyond its ability to pay such debts as they mature. For purposes of this definition, “debt” means any liability on a claim, and “claim” means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) a right to an equitable remedy for breach of performance to the extent such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

“SPV Affiliate” means with respect to any Person, any Affiliate of such Person, whose direct or indirect interest in the Common Shares constitutes more than 30% (by value) of the equity securities portfolio of such Affiliate.

“Stockholder Agreement” means the Stockholder Agreement among Carib Holdings, Inc. and the holders party thereto dated September 30, 2010.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company or other business entity of which 50% or more of the total voting power or equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person, or (c) one or more Subsidiaries of such Person.

“Transfer” means any direct or indirect sale, assignment, transfer, conveyance, gift, bequest by will or under intestacy laws, pledge, hypothecation or other Encumbrance, or any other disposition, of the stated security (or any interest therein or right thereto, including the issuance of any total return swap or other derivative whose economic value is primarily based upon the value of the stated security) or of all or part of the voting power (other than the granting of a revocable proxy) associated with the stated security (or any interest therein) whatsoever, or any other transfer of beneficial ownership of the stated security, with or without consideration and whether voluntarily or involuntarily (including by operation of law). Notwithstanding anything to the contrary set forth in this Agreement, (i) each of (x) a Transfer of equity interests of Popular and (y) a Change of Control of Popular shall be deemed not to constitute a Transfer of any equity interest beneficially owned by Popular; (ii) each of (x) a Transfer of equity interests of Apollo Global Management LLC or any of its Controlled Affiliates that is not an SPV Affiliate, and (y) a Change of Control of Apollo Global Management LLC or any of its Controlled Affiliates that is not an SPV Affiliate shall be deemed not to constitute a Transfer of any equity interest beneficially owned by Apollo or such Affiliate, as applicable, and (iii) each of (x) a Transfer of equity interests of any Permitted Ultimate Parent or any of its Controlled Affiliates that is not an SPV Affiliate, and (y) a Change of Control of any Permitted Ultimate Parent or any of its Controlled Affiliates that is not an SPV Affiliate shall be deemed not to constitute a Transfer of any security beneficially owned by such Permitted Ultimate Parent Entity or such Controlled Affiliate, as applicable; provided that, for the avoidance of doubt, subject to clause (i) above, any Change of Control of an SPV Affiliate shall be deemed to constitute a Transfer of the Common Shares beneficially owned by such SPV Affiliate.

“Ultimate Parent Entity” means (i) with respect to Apollo, Apollo Global Management LLC and its successors, (ii) with respect to Popular, Popular and its successors and (iii) with respect to a Permitted Controlling Holder, (x) the Person which (A) (i) Controls such Permitted Controlling Holder or (ii) if no Person Controls such Permitted Controlling Holder, the beneficial owner of a majority of the voting power of such Permitted Controlling Holder and (B) is not itself Controlled by any other Person that is an Ultimate Parent Entity of such Permitted Controlling Holder or, (y) if no such Person exists, the Permitted Controlling Holder, provided that, with respect to determining an Ultimate Parent Entity (i) the Control of any entity by a natural person shall be disregarded and (ii) the Control of any Non-Controlled Public Entity by any Person shall be disregarded.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

BANCO POPULAR DE PUERTO RICO

By:	/s/ Ileana González
Name:
Title:

EVERTEC, INC.

By:	/s/ Félix M. Villamil
Name:
Title:

[Signature Page to TicketPop Services Agreement]

EXHIBIT A

Locations

Branch #	Branch Location
74661	Arecibo Highway (404)
58121	Popular Center (A-738)
70121	Bayamón Center (206)
78781	Aguadilla Sur (504)
86551	Mayagüez Mall (429)
70151	Santa Rosa (236)
82341	Ponce Rambla (337)
67331	Humacao Este (328)
62311	Ave. San Patricio (234)
54261	Calle Loíza (103)
62211	Caparra (208)
62921	Carolina Highway (104)
54461	Guaynabo Jardínes (219)
62781	San José (233)
62821	Trujillo Alto (129)
78471	Isabela Mall (505)
70911	Vega Alta (239)
67111	Fajardo (514)
82321	Guayama Mall (323)
66801	Plaza Centro (321)
66431	Plaza Los Prados (355)
54621	Altamira (146)
62361	Guaynabo Las Cumbres (242)
62381	San Patricio Mall (246)
54391	Isla Verde (516)
62931	Los Colobos Shopping Center (147)
53081	Montehiedra (339)
62951	Parque Escorial (101)
67231	Plaza Carolina (122)
62791	Plaza Puerto Rico (217) SL
76691	Barceloneta Prime Outlet (408)
54901	City View (254)
53121	Cupey Center (R-641)
70501	Río Hondo (231)
76331	Vega Baja (438)
67551	Belz Factory (567)
67531	Xtra Plaza Fajardo (512)
66521	Cayey Montellanos (310)
66111	Las Catalinas Plaza (309)

A-1

EXHIBIT B

Compensation—Designated Branches1

Branch #	Branch Location	Monthly Fees for Year 1
74661	Arecibo Highway (404)	$[***]
58121	Popular Center (A-738)	[***]
70121	Bayamón Center (206)	[***]
78781	Aguadilla Sur (504)	[***]
86551	Mayagüez Mall (429)	[***]
70151	Santa Rosa (236)	[***]
82341	Ponce Rambla (337)	[***]
67331	Humacao Este (328)	[***]
62311	Ave. San Patricio (234)	[***]
54261	Calle Loíza (103)	[***]
62211	Caparra (208)	[***]
62921	Carolina Highway (104)	[***]
54461	Guaynabo Jardínes (219)	[***]
62781	San José (233)	[***]
62821	Trujillo Alto (129)	[***]
78471	Isabela Mall (505)	[***]
70911	Vega Alta (239)	[***]
67111	Fajardo (514)	[***]
82321	Guayama Mall (323)	[***]
66801	Plaza Centro (321)	[***]
66431	Plaza Los Prados (355)	[***]
54621	Altamira (146)	[***]
62361	Guaynabo Las Cumbres (242)	[***]
62381	San Patricio Mall (246)	[***]
54391	Isla Verde (516)	[***]
62931	Los Colobos Shopping Center (147)	[***]
53081	Montehiedra (339)	[***]
62951	Parque Escorial (101)	[***]
67231	Plaza Carolina (122)	[***]
62791	Plaza Puerto Rico (217) SL	[***]
76691	Barceloneta Prime Outlet (408)	[***]
54901	City View (254)	[***]
70501	Río Hondo (231)	[***]
76331	Vega Baja (438)	[***]
67551	Belz Factory (567)	[***]
67531	Xtra Plaza Fajardo (512)	[***]
66521	Cayey Montellanos (310)	[***]
66111	Las Catalinas Plaza (309)	[***]

[1]	In addition to the Fees listed in this schedule, each branch charges a [***]% service fee for each sale and a [***]% service fee for each ticket purchased through the Call Center or the Internet and delivered at the branch.
***	Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that confidential treatment has been requested with respect to this omitted information.

B-1

Compensation – Telebanco

Telebanco	Monthly Fees for Year 1
For 10 employees	$[***]
Rate for each additional employee	$[***] per hour with a minimum of 80 hours per month

***	Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that confidential treatment has been requested with respect to this omitted information.

B-2